                                                                      Exhibit 21

                         Subsidiaries of the Registrant

Freedom Securities Holding Corporation - Massachusetts

Freedom Capital Management Corporation - Massachusetts
Freedom Distributors Corporation - Massachusetts
Freedom Trust Company - New Hampshire

The Sutro Group - Nevada
Sutro and Co. Incorporated - Nevada
Sutro Real Estate Corporation - California
Sutro Equipment Leasing Corporation - California
Sutro Investment Partners, Inc. - California
Sutro Leasing Corporation - California

Tucker Anthony Holding Corporation - Massachusetts
TADCO Alpha, Inc. - New York
TADCO Bravo, Inc. - New York
T.A. of Delaware, Inc. - Delaware
Tucker Anthony Leasing Corporation - Massachusetts
Tucker Anthony Realty Corporation - Massachusetts
Tucker Anthony Incorporated - Massachusetts

Gabriele, Hueglin & Cashman, Inc. - New York
GH&C Advertising Agency, Inc. - New York
Tucker Anthony Insurance Agency, Inc. - Massachusetts
Tucker Anthony Insurance Agency of Maine, Inc. - Maine
Tucker Anthony Agency of N.Y., Inc. - New York
Tucker Anthony Insurance Agency of N.H., Inc. - New Hampshire

Freedom Resource Development, Inc. - Delaware

Freedom Services Corporation - Massachusetts

Freedom Specialist, Inc. - Delaware

Cleary Gull Investment Management Services, Inc. - Delaware

Hill Thompson Group, Ltd. - Delaware
Hill, Thompson, Magid & Co., Inc. - New York
Net Securities Corp. - New York